Filed Pursuant to Rule 424(b)(2)

Registration No. 333-204908

Airbag Autocallable Yield Notes

Linked to

Common Stock or

Shares of an Exchange Traded Fund

Product Supplement

Dated May 2, 2016

(To Prospectus dated April 29, 2016)

The Notes
UBS AG may offer and sell Airbag Autocallable Yield Notes (the “Notes”) from time to time.

The Underlier(s)

Each of the Notes may be linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company, or
➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The applicable prospectus supplement and applicable final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Notes that we offer, including (i) the underlying asset and (ii) the specific manner in which such Notes may be offered.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

Unless otherwise specified in the applicable supplements, the general terms of the Notes are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”).
Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.
Issue Price:	The issue price per Note will be set equal to 100% of the principal amount of each Note.
Trade Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
Settlement Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
Final Valuation Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “—Final Valuation Date”.
Maturity Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date”.
Principal Amount:	Unless otherwise specified in the applicable supplement, each Note will have a principal amount of $1,000 per Note.
No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.
Calculation Agent:	UBS Securities LLC.

Coupon Feature

Coupon:	UBS will pay you coupons during the term of the Notes, periodically in arrears on each coupon payment date, regardless of how the underlying asset performs. The coupon applicable to each coupon payment date will be a fixed amount based upon a rate per annum (the “coupon rate”) specified in the applicable supplement.
Coupon Payment Dates:	Each coupon payment date will be specified in the applicable supplement. If the Notes are not subject to an automatic call, the last coupon payment date will be the maturity date.

Automatic Call Feature

Automatic Call Feature:	UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.
Observation Date(s):	One or more dates that will be specified in the applicable supplement, subject to postponement in the event of market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
ii

Call Settlement Date:	If the Notes are subject to an automatic call, the call settlement date will generally be two to five business days following the relevant observation date as specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Call Settlement Date”.

Payment at Maturity for the Notes

Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any payments or deliveries owed to you under the Notes and you could lose some or all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call and the final level is less than the conversion level, you will lose some or, in extreme situations, all of your initial investment.

All defined terms relating to payment at maturity are set forth beginning on page ii under “Defined Terms Relating to Payments at Maturity for the Notes”.

Payment at Maturity:

At maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares), for each Note you hold, that will be based on whether the final level of the underlying asset is less than the conversion level, calculated as follows:

	➢	If the final level is equal to or greater than the conversion level, a cash payment equal to:
Principal Amount.
	➢	If the final level is less than the conversion level:
		(i)	Share Delivery Amount, or
		(ii)	Cash Equivalent.
As discussed above, UBS will also pay you the coupon otherwise due on the maturity date.

Investors may be fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes

Initial Level:	Unless otherwise provided in the applicable supplement, the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).
Final Level:	Unless otherwise provided in the applicable supplement, the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events”).
Conversion Level:	A specified level of the underlying asset that will be less than the initial level specified in the applicable supplement. The conversion level will be based on a percentage of the initial level (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events”).
Share Delivery Amount:	A number of shares of the underlying asset equal to the quotient of (i) the principal amount divided by (ii) the conversion level. Expressed as a formula:

           $1000

Conversion Level

The share delivery amount is subject to adjustments in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

Cash Equivalent:	A cash amount, in U.S. dollars, equal to the product of the share delivery amount and the final level.

See “Risk Factors” beginning on page PS-14 of this product supplement for risks related to an investment in the Notes.

iii

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank UBS Financial Services Inc.

iv

ADDITIONAL INFORMATION ABOUT THE NOTES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Notes are a part and any applicable supplements related to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

v

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
What are the Airbag Autocallable Yield Notes?	PS-1
Automatic Call Feature	PS-1
Coupon Feature	PS-1
Payment at Maturity for the Notes	PS-2
Defined Terms Relating to Payments at Maturity for the Notes	PS-2
The Notes are Part of a Series	PS-3
Specific Terms of Each Note Will Be Described in the Applicable Supplements	PS-3
Selected Purchase Considerations	PS-3
What are Some of the Risks of the Notes?	PS-4
What are the Tax Consequences of the Notes?	PS-8
Hypothetical Examples of How the Notes Perform	PS-10
Hypothetical Performance Scenarios	PS-11
Risk Factors	PS-14
General Terms of the Notes	PS-27
Denomination	PS-27
Automatic Call Feature	PS-27
Coupon Feature	PS-27
Payment at Maturity	PS-27
Defined Terms Relating to Payments at Maturity for the Notes	PS-28
Observation Dates	PS-28
Maturity Date	PS-29
Final Valuation Date	PS-29
Closing Level	PS-29
Market Disruption Events	PS-30
Antidilution Adjustments	PS-31
Reorganization Events	PS-34
Delisting or Suspension of Trading in the Underlying Asset	PS-36
Delisting of ADRs or Termination of ADR Facility	PS-36
Delisting, Discontinuance or Modification of an ETF	PS-37
Redemption Price Upon Optional Tax Redemption	PS-38
Default Amount on Acceleration	PS-38

Default Amount	PS-38
Default Quotation Period	PS-38
Qualified Financial Institutions	PS-39
Manner of Payment and Delivery	PS-39
Regular Record Dates for Interest	PS-39
Trading Day	PS-39
Business Day	PS-39
Role of Calculation Agent	PS-39
Booking Branch	PS-40
Use of Proceeds and Hedging	PS-41
Supplemental U.S. Tax Considerations	PS-42
Certain ERISA Considerations	PS-48
Supplemental Plan of Distribution (Conflicts of Interest)	PS-49

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

vi

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement together with any applicable prospectus supplement (collectively, the “applicable supplements”) will specify the underlying asset and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. In some instances, UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “applicable final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean the Airbag Autocallable Yield Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated April 29, 2016, of UBS.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

What are the Airbag Autocallable Yield Notes?

The Notes are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company, or
➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If the underlying asset is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying asset will be specified in the applicable supplement to this product supplement.

Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any payments or deliveries owed to you under the Notes and you could lose some or all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

Automatic Call Feature

UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.

Coupon Feature

UBS will pay you coupons during the term of the Notes, periodically in arrears on each coupon payment date, regardless of how the underlying asset performs. The coupon applicable to each coupon payment date will be a fixed amount based upon a rate per annum (the “coupon rate”) specified in the applicable supplement.

PS-1

Each “coupon payment date” will be specified in the applicable supplement. If the Notes are not subject to an automatic call, the last coupon payment date will be the maturity date.

Payment at Maturity for the Notes

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Notes”.

At maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares), for each Note you hold, that will be based on whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the final level is equal to or greater than the conversion level, a cash payment equal to:

Principal Amount.

➢	If the final level is less than the conversion level:
(i)	Share Delivery Amount, or
(ii)	Cash Equivalent.

As discussed above, UBS will also pay you the coupon otherwise due on the maturity date.

Investors may be fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes

Unless otherwise provided in the applicable supplement, the “principal amount” of each Note will be $1,000.

Unless otherwise provided in the applicable supplement, the “initial level” will be the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

Unless otherwise provided in the applicable supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

The “conversion level” will be a specified level of the underlying asset that will be less than the initial level specified in the applicable supplement. The conversion level will be based on a percentage of the initial level (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events”).

The “share delivery amount” will be a number of shares of the underlying asset equal to the quotient of (i) the principal amount divided per Note by (ii) the conversion level of the underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under "General Terms of the Notes - Antidilution Adjustments" and "- Reorganization Events". Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

The “cash equivalent” is a cash amount, in U.S. dollars, equal to the product of the share delivery amount and the final level.

PS-2

The applicable supplement will specify the trade date, the settlement date, the observation dates, the coupon payment dates, the call settlement dates, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying asset.

The calculation agent may adjust the terms of the Notes for the underlying asset in the case of antidilution and reorganization events described below under “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events”.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlying asset and will be subject to the particular terms of the respective Notes set forth in the applicable supplements. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable supplements. The performance of each offering of the Notes will depend solely upon the performance of the underlying asset to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Specific Terms of Each Note Will Be Described in the Applicable Supplements

The applicable supplements accompanying this product supplement describe the specific terms of your Notes. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable supplements in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Notes as described in the applicable supplements, an investment in the Notes may offer the following features:

➢	Risk of loss at maturity — You may suffer losses at maturity depending on whether the final level of the underlying asset is less than the conversion level. If the final level of the underlying asset is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.
➢	Coupon payments — UBS will pay you coupons during the term of the Notes, periodically in arrears on each coupon payment date, regardless of how the underlying asset performs. The coupon applicable to each coupon payment date will be a fixed amount based upon the coupon rate specified in the applicable supplement. Coupon payments reflect the risk that, if the final level of the underlying asset is less than the conversion level, we may deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.
➢	Automatic call — The Notes will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the initial level on any observation date prior to the final valuation date. If the Notes are subject to an automatic call, UBS will pay on the call settlement date a cash payment per Note equal to the principal amount plus the coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.
➢	The contingent repayment of principal applies only if you hold the Notes to maturity — If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the conversion level. All payments and deliveries on the Notes are subject to the creditworthiness of UBS.

PS-3

➢	Minimum investment — Unless otherwise specified in the applicable supplement, the Notes have a $1,000 principal amount per Note and a minimum investment of one Note.

What are Some of the Risks of the Notes?

An investment in the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and in the applicable supplements.

➢	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call and the final level is less than the conversion level, UBS will deliver to you the share delivery amount or pay you the cash equivalent at maturity for each Note that you own which are expected to be worth less than your principal amount. If you receive the share delivery amount or the cash equivalent, then, as of the final valuation date, the percentage decline in the value of the share delivery amount or the cash equivalent will be at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level and, in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment (based on the value of the share delivery amount or cash equivalent on the final valuation date), which is greater than the 10% additional decline of the underlying asset from the conversion level, but less than the 30% total decline from the initial level.
➢	A higher coupon rate or lower conversion level may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the coupon rate and conversion level, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the final level of the underlying asset could be less than the conversion level on the final valuation date and, as a consequence, indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities and/or a lower conversion level than such term on otherwise comparable securities. Therefore, a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower conversion level may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or, in extreme situations, all of your initial investment at maturity.
➢	The contingent repayment of principal applies only if you hold the Notes to maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset at such time is equal to or greater than the conversion level.
➢	The Notes may be subject to an automatic call early and are subject to reinvestment risk — The Notes will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the initial level on any observation date prior to the final valuation date. In the event that the Notes are subject to an automatic call, the term of your investment may be limited and there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs. Conversely, the Notes will not be subject to an automatic call when the closing level of the underlying asset is less than the initial level on any observation date. Generally the longer the Notes are outstanding, the less likely it is that they will be automatically called (as compared to at the trade date) due to the decline in the level of the underlying asset and the shorter time remaining for the price of the underlying asset to recover. This generally coincides with a period of greater risk of principal loss on your Notes.
➢	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Notes,

PS-4

including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS's actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any payments or deliveries owed to you under the terms of the Notes and you could lose all of your initial investment.
➢	Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying asset and, if the underlying asset is an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.
➢	Your potential return on the Notes is limited to the coupon and you will not receive dividend payments on any underlying asset or underlying constituents or have the same rights as holders of any underlying asset or underlying constituents — The return on your Notes may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents. Your return on the Notes is limited to the coupons paid and you will not participate in any appreciation of the underlying asset, even though you will be exposed to the downside market risk of the underlying asset if the final level is less than the conversion level. If the Notes are subject to an automatic call, you will not receive any coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because the Notes may be subject to an automatic call as early as the first observation date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Further, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset or underlying equity constituents during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Notes. In addition, as an owner of the Notes, you will not have voting rights or any other rights that a holder of the underlying asset or any underlying constituent may have.
➢	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the closing level of the underlying asset will be equal to or greater than the initial level on any observation date prior to the final valuation date, or, if the Notes are not subject to an automatic call, that the final level of the underlying asset will be equal to or greater than the conversion level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying asset (the “underlying asset issuer”) or, if the underlying asset is an ETF, the issuer(s) of the underlying equity constituents (each, an “underlying constituent issuer”) or the constituent commodities of such ETF. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment. If the underlying asset is an ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such ETF in general and its underlying constituents in particular, and the risk of losing some or all of your initial investment.
➢	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Notes and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable supplement as necessary to achieve an equitable result.

Common Stocks: Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the determination as to whether the Notes are subject to an automatic call or the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the determination as to

PS-5

whether the Notes are subject to an automatic call or the amount of cash or shares you receive at maturity may be based on a substitute security as defined below under “General Terms of the Notes - Reorganization Events”.

ETFs: If the underlying asset is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the determination as to whether the Notes are subject to an automatic call or the amount of cash or shares you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF”.

ADRs: If the underlying asset is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the determination as to whether the Notes are subject to an automatic call or the amount of cash or shares you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Notes and your payment at maturity, if any. For more information, see the sections “General Terms of the Notes — Antidilution Adjustments” and “— Reorganization Events” of this product supplement, as well as the above-referenced sections. If any underlying asset is replaced or substituted by a security issued by a non-U.S. company that is traded on a non-U.S. company that is traded on a non-U.S. exchange, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

➢	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Notes and may stop making a market at any time. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.
➢	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the price or level of the underlying asset or any underlying constituent; the volatility of the underlying asset or any underlying constituent; the dividend rate paid on the underlying asset or any underlying constituents, if applicable; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the composition of the underlying asset if the underlying asset is an ETF; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
➢	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on the market price of the underlying asset or any underlying constituent — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, may adversely affect the market price of the underlying asset and, therefore, the market value of the Notes.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying asset issuer or any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the Notes are subject to an automatic call and the payment at maturity of the Notes, if any, based on observed levels of the underlying asset. The calculation agent can postpone the determination of the initial level, closing level and the final level of the underlying asset on the trade date, any observation date or final valuation date, respectively.

PS-6

➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset to which the Notes are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your own tax situation.

Subject to the specific terms of your Notes as specified in the applicable supplement, the Notes generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of all of your initial investment.
➢	You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the full downside market risk as a hypothetical investment in the underlying asset or underlying constituents.
➢	You understand and accept that you will not participate in any appreciation in the level of the underlying asset and that your potential return is limited to the coupons specified in the applicable supplement.
➢	You believe the final level of the underlying asset will be equal to or greater than the conversion level.
➢	You believe the level of the underlying asset is not likely to appreciate by more than the value of the coupons paid on the Notes.
➢	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
➢	You are willing to receive at maturity shares of the underlying asset or the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.
➢	You are willing to forgo dividends paid on the underlying asset or any underlying constituents, as applicable.
➢	You are willing to invest in securities that may be subject to an automatic call, and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Notes.
➢	You are willing to assume the credit risk of UBS for all payments or deliveries under the Notes, and understand that if UBS defaults on its obligations you may not receive any payments or deliveries due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of all of your initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the underlying asset or underlying constituents.
➢	You seek an investment that participates in the full appreciation in the level of the underlying asset or that has unlimited return potential.
➢	You believe that the final level of the underlying asset will be less than the conversion level.

PS-7

➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
➢	You cannot tolerate receiving at maturity shares of the underlying asset or the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.
➢	You prefer to receive the dividends or other distributions paid on the underlying asset or any underlying constituents, as applicable.
➢	You are unable or unwilling to hold securities that may be subject to an automatic call or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments or deliveries under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” section of this product supplement.

What are the Tax Consequences of the Notes?

Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize each of the Notes for all tax purposes as investment units consisting of a non-contingent payment debt instrument (the “Debt Portion”) equal to the original face amount of each Note and a put option contract in respect of the underlying asset (the “Put Option”). Under this characterization of the Notes, each coupon paid in respect of each offering of the Notes is divided into two components for tax purposes: interest on the Debt Portion (the “debt component”) and premium for the Put Option (the “Put Option component”). The applicable supplement for each issuance of Notes will specify the portion of each coupon that will be allocated to interest on the Debt Portion and to premium on the Put Option.

Debt component – If the Notes have a term in excess of one year, the interest on the debt component would be taxed as ordinary income in the year it was received or accrued depending on your method of accounting for tax purposes. If the Notes have a term of one year or less, then interest on the Debt Portion component would be subject to the general rules governing short-term debt instruments as described below under “Supplemental U.S. Tax Considerations — Alternative Treatments”.

Put Option component – The Put Option component generally would not be taxed until sale or maturity. At maturity, the Put Option component would be either taxed as short-term capital gain if the principal of the Notes is repaid in cash or as a reduction of the cost basis of shares of the underlying asset if they are delivered or the cash equivalent is paid. If the cash equivalent of the share delivery amount is paid, assuming you are an initial purchaser of a Note, you will recognize short-term capital gain or loss equal to (i) the amount of cash received less (ii) the principal amount of your Notes less the total of the Put Option component of coupon payments received by you.

Unless otherwise specified in the applicable supplements, we expect our counsel, Cadwalader, Wickersham & Taft LLP, to opine that it would be reasonable to treat your Notes in the manner described above. However, in light of the uncertainty as to the U.S. federal income tax treatment (and depending on the term of the Notes), it is possible that your Notes could be treated as a single contingent payment debt instrument, or pursuant to some other characterization such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” for a more detailed description of the tax treatment of your Notes, including the tax consequences of a sale or exchange of your Notes prior to maturity.

In addition, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. It is not clear whether the notice applies to instruments such as the Notes.

PS-8

Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was also proposed in Congress that, if enacted, would have required accrual of income on certain prepaid forward contracts prior to maturity. Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether similar or identical bills will be enacted in the future, or whether any such bills would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences (including possible alternative treatments and the issues presented by Notice 2008-2) of an investment in the Notes (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

PS-9

Hypothetical Examples of How the Notes Perform

This section provides examples of how the Notes perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying asset relative to the initial level or the final level relative to the conversion level. We cannot predict the closing level or final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples are based on the assumptions therein.

Calculate the Coupon on a Coupon Payment Date

UBS will pay you coupons during the term of the Notes, periodically in arrears on each coupon payment date, regardless of how the underlying asset performs. The coupon applicable to each coupon payment date will be a fixed amount based upon a rate per annum (the “coupon rate”) specified in the applicable supplement.

Each “coupon payment date” will be specified in the applicable supplement. The last coupon payment date will be the maturity date.

Calculate the Cash Payment upon an Automatic Call

The Notes will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the initial level on any observation date prior to the final valuation date. If the Notes are subject to an automatic call, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus the coupon otherwise due, and no further payments will be made on the Notes.

Calculate the Payment at Maturity

At maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares), for each Note you hold, that will be based on whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the final level is equal to or greater than the conversion level, a cash payment equal to:

Principal Amount.

➢	If the final level is less than the conversion level:
(i)	Share Delivery Amount, or
(ii)	Cash Equivalent.

As discussed above, UBS will also pay you the coupon otherwise due on the maturity date.

Unless otherwise provided in the applicable supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent.

The “conversion level” will be a specified level of the underlying asset that will be less than the initial level, based on a percentage of the initial level as set forth in the applicable supplement.

PS-10

Hypothetical Performance Scenarios

Based on the computations above, the following chart shows hypothetical performance scenarios at maturity for the Notes based on a range of final levels given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

The below table illustrates the payment at maturity if the Notes are not subject to an autocall, accounting for prior coupons paid during the term of the Note, for a hypothetical offering of 1 Note with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the coupons paid during the term of the Note and (ii) realize a loss on the initial investment.

Assumptions:

Term:	1 year
Principal amount	$1,000 per Note
Initial level:	$50
Coupon rate:	12% per annum (or $10 per month)
Coupon frequency:	Monthly
Observation Dates:	Quarterly
Total coupon payable:	$120 per Note
Conversion level:	$40 (80% of the initial level)
Share delivery amount*:	25 shares per Note (principal amount per Note/conversion level of the underlying asset)
Dividend yield on the underlying asset**:	1%
*	The applicable supplements will state whether the Issuer will deliver the share delivery amount per Note at maturity or pay the cash equivalent when the final level is below the conversion level.
**	Dividend yield assumed received by holders of the underlying asset during the term of the Note. The actual dividend yield for any underlying asset may vary from the assumed dividend yield used for purposes of the following examples.

Final Level of the Underlying Asset	Total Payment at Maturity plus Coupons Paid*
$70	$1,120
$65	$1,120
$60	$1,120
$55	$1,120
$50	$1,120
$45	$1,120
$40	$1,120
$35	$995
$30	$870
$25	$745
$20	$620
$15	$495
$10	$370
$0	$120

* Assumes investor receives a cash payment at maturity.

Payment at maturity equals the principal amount plus the coupons paid; final level is equal to or greater than the conversion level.
Payment at maturity is less than the principal amount; investor has full downside market exposure at maturity.

PS-11

Example 1 — The Closing Level of the Underlying Asset is equal to or greater than the Initial Level on the first Observation Date.

Date	Closing Level
First Observation Date	$55 (equal to or greater than Initial Level, Notes are called)

Payment on Call Settlement Date:	$1,010
Coupons Previously Paid:	$ 20
Total Payment:	$1,030
Total Return on the Notes:	3%

Because the closing level of the underlying asset is equal to or greater than the initial level on the first observation date, the Notes are subject to an automatic call. UBS will pay on the call settlement date a cash payment equal to the principal amount of the Notes plus the applicable coupon. When added to the coupons of $20 received with respect to the prior coupon payment dates, your total payment per Note is $1,030. You will not receive any further payments on the Notes. This investment would outperform an investment in the underlying asset if the level of the underlying asset (including dividends) increased by less than 3%.

Example 2 — The Closing Level of the Underlying Asset is equal to or greater than the Initial Level on the Final Valuation Date.

Date	Closing Level
First Observation Date	$45 (less than Initial Level, Notes NOT called)
Second Observation Date	$35 (less than Initial Level, Notes NOT called)
Third Observation Date	$40 (less than Initial Level, Notes NOT called)
Final Valuation Date	$55 (equal to or greater than Initial Level, Notes are called)
Payment at Call Settlement Date:	$1,010
Coupons Previously Paid:	$ 110
Total:	$1,120
Total Return on the Notes:	12%

Because the closing level of the underlying asset is equal to or greater than the initial level on the final valuation date, at maturity UBS will pay a cash payment equal to the principal amount plus the coupon for the corresponding coupon payment date. When added to the coupons of $110 received with respect to the prior coupon payment dates, your total payment per Note is $1,120. You will not receive any further payments on the Notes. This investment would outperform an investment in the underlying asset if the level of the underlying asset (including dividends) increased by less than 12%.

Example 3 — Notes are subject to an Automatic Call and the Final Level of the Underlying Asset is equal to or greater than the Conversion Level of $40.

Date	Closing Level
First Observation Date	$45 (less than Initial Level, Notes NOT called)
Second Observation Date	$41 (less than Initial Level, Notes NOT called)
Third Observation Date	$45 (less than Initial Level, Notes NOT called)
Final Valuation Date	$47 (less than Initial Level, Notes NOT called)
Payment at Maturity:	$1,010
Coupons Previously Paid:	$ 110
Total:	$1,120
Total Return on the Notes:	12%

Because the Notes are not subject to an automatic call and the final level of the underlying asset is equal to or greater than the conversion level, at maturity UBS will pay a cash payment equal to the principal amount plus the coupon for the corresponding coupon payment date. When added to the coupons of $110 received with respect to the prior coupon

PS-12

payment dates, your total payment per Note is $1,120. You will not receive any further payments on the Notes. This investment would outperform an investment in the underlying asset if the level of the underlying asset (including dividends) increased by less than 12%.

Example 4 — Notes are NOT subject to an Automatic Call and the Final Level of the Underlying Asset is less than the Conversion Level of $40.00.

Date	Closing Level
First Observation Date	$45 (less than Initial Level, Notes NOT called)
Second Observation Date	$40 (less than Initial Level, Notes NOT called)
Third Observation Date	$45 (less than Initial Level, Notes NOT called)
Final Valuation Date	$20 (less than Conversion Level, Notes NOT called)

Payment at Maturity (consisting of equity or cash):	$400
Coupon Paid at Maturity	$ 10
Coupons Previously Paid:	$110
Total:	$520
Total Return on the Notes:	-48%

Because the Notes are not subject to an automatic call and the final level of the underlying asset is less than the conversion level, at maturity UBS will deliver either (i) the share delivery amount or (ii) the cash equivalent (as specified in the applicable supplement). The value received at maturity and the total return on the Notes at that time depends on (i) the price of the underlying asset on the maturity date if you receive the share delivery amount or (ii) the final level if you receive the cash equivalent and for any fractional shares of the share delivery amount. UBS will also pay the coupon for the corresponding coupon payment date. When added to the coupons of $110 previously received, with respect to the prior coupon payment dates, your total payment per Note is $520.

Investors should note that, if the applicable supplements specify that UBS will pay the cash equivalent instead of delivering the share delivery amount at maturity in the event that the final level is less than the conversion level, the cash equivalent will be determined on the final valuation date and the payment that you receive at maturity may be less than the market value of the shares of the underlying asset that you would have received had UBS instead delivered the share delivery amount as a result of fluctuations in the market value of such shares during the period between the final valuation date and the maturity date. Conversely, if the applicable supplements specify that UBS will deliver the share delivery amount instead of paying the cash equivalent at maturity in the event that the final level is less than the conversion level, any decline in the level of the underlying asset during the period between the final valuation date and the maturity date will cause your return on the Notes to be less than the return you would have received had UBS instead paid you the cash equivalent.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call, UBS will repay you the principal amount of your Notes in cash only if the final level of the underlying asset is equal to or greater than the conversion level and will only make payment such at maturity. If the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

Any payment or delivery on the Notes, including any payments in respect of an automatic call or any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any payments or deliveries owed to you under the Notes and you could lose some or, in extreme situations, all of your initial investment.

PS-13

Risk Factors

The return on the Notes is linked to the performance of the underlying asset and will depend on whether the closing level of the underlying asset is equal to or greater than the initial level on any observation date prior to the final valuation date and, if the Notes are not subject to an automatic call, whether the final level is less than the conversion level. Investing in the Notes is not equivalent to a direct investment in the underlying asset or underlying constituents. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable supplements before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Notes is not guaranteed. You may lose some or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call and the final level is less than the conversion level, UBS will deliver to you the share delivery amount or pay you the cash equivalent at maturity for each Note that you own which are expected to be worth less than your principal amount. If you receive the share delivery amount or the cash equivalent, then, as of the final valuation date, the percentage decline in the value of the share delivery amount or the cash equivalent will be at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level and, in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment (based on the value of the share delivery amount or cash equivalent on the final valuation date), which is greater than the 10% additional decline of the underlying asset from the conversion level, but less than the 30% total decline from the initial level. Additionally, in the event that the final level is less than the conversion level, any decline in the level of the underlying asset during the period between the final valuation date and the maturity date will cause your return on the Notes to be less than the return you would have received had UBS instead paid you the cash equivalent. Conversely, if UBS pays the cash equivalent, you will not participate in any appreciation in the level of the underlying asset during the period between the final valuation date and the maturity date and this will cause your return on the Notes to be less than the return you would have received had UBS instead delivered to you the share delivery amount.

The contingent repayment of principal applies only if you hold the Notes to maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset at such time is equal to or greater than the conversion level.

A higher coupon rate or lower conversion level may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity.

The economic terms for the Notes, including the coupon rate and conversion level, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the final level of the underlying asset could be less than the conversion level on the final valuation date and, as a consequence, indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities and/or a lower conversion level than such term on otherwise comparable securities. Therefore, a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower conversion level may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or, in extreme situations, all of your initial investment at maturity.

PS-14

Any payment or delivery on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS's actual and perceived creditworthiness may affect the market value of the Notes and you may not receive any payments or deliveries owed to you under the terms of the Notes and you could lose all of your initial investment if UBS were to default on its obligations.

Your potential return is limited to the coupon and you will not receive dividend payments on any underlying asset or underlying constituents or have the same rights as holders of any underlying asset or underlying constituents.

You will not receive any dividend payments or other distributions on the underlying asset or underlying constituents. As an owner of the Notes, you will not have voting rights or any other rights that holders of the underlying asset or underlying constituents may have.

Further, the return on your Notes will not reflect the return you would realize if you actually owned the underlying asset or underlying constituents and held such investment for a similar period because:

➢	your return on the Notes is limited to the coupons paid and you will not participate in any appreciation of the underlying asset, even though you will be exposed to the downside market risk of the underlying asset if the Notes are not subject to an automatic call and the final level is less than the conversion level;
➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying asset or underlying constituents during the term of the Notes, and not on whether the Notes are subject to an automatic call or whether the final level of the underlying asset is less than the conversion level;
➢	in the case of a direct investment in the underlying asset or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	an investment directly in the underlying asset or underlying constituents is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment directly in the underlying asset or underlying constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.
PS-15

The Notes may be subject to an automatic call and are subject to reinvestment risk.

The Notes will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the initial level on any observation date prior to the final valuation date. In the event that the Notes are subject to an automatic call, the term of your investment may be limited and there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs. Conversely, the Notes will not be subject to an automatic call when the closing level of the underlying asset is less than the initial level on any observation date. Generally the longer the Notes are outstanding, the less likely it is that they will be automatically called (as compared to at the trade date) due to the decline in the level of the underlying asset and the shorter time remaining for the price of the underlying asset to recover. This generally coincides with a period of greater risk of principal loss on your Notes.

There can be no assurance that the investment view implicit in the Notes will be successful

It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the conversion level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset issuer, the underlying constituent issuers or the constituent commodities of an ETF. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment. If the underlying asset is an ETF, you should be willing to accept the risks associated with the relevant markets tracked by the ETF in general and its underlying constituents in particular, and the risk of losing some or all of your initial investment.

The determination as to whether the Notes are subject to an automatic call or the formula for calculating the payment at maturity of the Notes does not take into account all developments in the level of the underlying asset.

The calculation of the amount payable, if any, at maturity or upon automatic call of the Notes may not reflect changes in the level of the underlying asset during the term of the Notes before the final valuation date specified in the applicable supplement. The calculation agent will determine whether the Notes are subject to an automatic call and calculate the payment at maturity by comparing only the closing level or final level of the underlying asset on any observation date or on the final valuation date, as applicable, relative to the closing level of the underlying asset on the trade date. No other levels will be taken into account. As a result, if your Notes are not subject to an automatic call, you may lose some or all of your initial investment even if the level of the underlying asset has risen at certain times during the term of the Notes, to an amount greater than the initial level, before falling to a final level that is less than its conversion level.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting the underlying asset, the calculation agent may adjust the initial level, conversion level, share delivery amount and/or final level, as applicable, of the underlying asset and any other term of the Notes. However, the calculation agent is not required to adjust the terms of the Notes for every corporate event that could affect the underlying asset. For example, the calculation agent is not required to make any adjustments if the underlying asset issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to the underlying asset. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Notes. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments”, “— Reorganization Events” and “— Role of Calculation Agent”, for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Notes may be based on the securities issued by a different issuer and not on the original underlying asset.

Reorganization Events: If the underlying asset is subject to certain reorganization events relating to the underlying asset issuer, where such issuer is not the surviving entity, the determination as to whether the Notes are subject to an automatic call and the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the

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underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If the underlying asset issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Notes — Reorganization Events” to replace the underlying asset. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Notes — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result. If any underlying asset is replaced or substituted by a security issued by a non-U.S. company that is traded on a non-U.S. exchange, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

ADRs: If the underlying asset is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the determination as to whether the Notes are subject to an automatic call and the amount of cash or shares you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as the underlying asset is delisted or trading is suspended, or the ETF is otherwise discontinued, the determination as to whether the Notes are subject to an automatic call and the amount of cash or shares you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in the underlying asset, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such discontinuance, delisting or suspension of trading in the underlying asset or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Notes — Delisting or Suspension of Trading in the Underlying Asset” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level, closing level or final level of the underlying asset, and therefore any observation date, coupon payment date, call settlement date, final valuation date and maturity date, if a market disruption event occurs on the trade date or any observation date, including the final valuation date.

The determination of the closing level with respect to any observation date or final level with respect to the final valuation date may be postponed with respect to the underlying asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset on such date. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, of the underlying asset by reference to the closing level or final level, as applicable, for the underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset.

In no event, however, will any observation date or the final valuation date be postponed by more than eight trading days. As a result, any coupon payment date, observation date or the maturity date, as applicable, for the Notes could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying asset on any observation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, on such day. In such an event, the calculation agent will, in good faith, estimate the closing level or final level, as applicable, that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Notes — Market Disruption Events”, which may adversely affect the return on your investment in the Notes. If a market disruption event has occurred or is continuing with respect to the underlying asset on the originally-scheduled observation date or final valuation date, the call settlement date, coupon payment date or maturity date will be postponed to maintain

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the same number of business days leading to the relevant payment date as existed prior to the postponement(s). A postponement of any observation date shall have no effect on any subsequent observation dates.

The calculation agent may also postpone the determination of the initial level of the underlying asset on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to the underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes; sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Notes and may stop making a market at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public and as a result, you may suffer substantial losses, even in cases where the level of the underlying asset has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Notes to maturity or until the Notes are subject to an automatic call.

The terms and features of the Notes at issuance and the market value of the Notes may be influenced by unpredictable factors.

Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the terms and features of your Notes at issuance and the market value of the Notes prior to maturity. Generally, we expect that the level of the underlying asset on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence terms and features of the Notes and their market value include:

➢	the volatility of the underlying asset or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Notes);

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➢	for any underlying asset that is an ETF, changes to the composition of the ETF and changes to underlying constituents;
➢	for any ETF, the market prices of any underlying constituents;
➢	the dividend rate paid on the underlying asset or any underlying equity constituents (while not paid to holders of the Notes, dividend payments on the underlying asset or the underlying equity constituents may influence the value of the Notes);
➢	interest rates in the U.S. market and each market related to the underlying asset or underlying constituents;
➢	the time remaining to the maturity of the Notes;
➢	the availability of comparable instruments and supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if the underlying asset is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;
➢	for any ETF having underlying constituents that are traded in non-U.S. markets, or if the underlying asset is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	for any ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying asset or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the terms and features of your Notes at issuance and the market value of your Notes may offset or enhance the effect of another factor. For instance, it is possible for the level of the underlying asset to increase while the market value of the Notes declines and the value of the Notes prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices of the Notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS

The underlying asset or underlying constituents are subject to various market risks.

The underlying asset or underlying constituents are subject to various market risks. Consequently, the level of the underlying asset may fluctuate depending on the market(s) in which the underlying asset or underlying constituents operate. Market forces outside of our control could cause the final level of the underlying asset to be less than the conversion level. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset or underlying constituents, such as price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. The applicable supplement will provide

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a brief description of the underlying asset issuer to which the Notes we offer are linked. We urge you to review financial and other information filed periodically by each underlying asset issuer with the SEC.

UBS and its affiliates have no affiliation with the underlying asset issuer or underlying constituent issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the underlying asset issuer or any underlying constituent issuer and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the share delivery amount or cash equivalent at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the underlying asset issuer or an underlying constituent issuer. No underlying asset issuer or underlying constituent issuer is involved in the offering of the Notes in any way and has no obligation to consider your interests as owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity. The underlying asset issuer or any underlying constituent issuer may take actions that could adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of the underlying asset issuer or any underlying constituent issuer. No portion of the issue price you pay for the Notes will go to the underlying asset issuer or any underlying constituent issuer.

Unless otherwise specified in the applicable supplement, we have derived the information about the underlying asset issuer and the underlying asset from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset issuer or the underlying asset. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer and the underlying asset for your Notes. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

This product supplement relates only to the Notes and does not relate to the underlying asset or any underlying asset issuer.

Historical performance of the underlying asset or underlying constituents should not be taken as an indication of the future performance of the underlying asset or underlying constituents during the term of the Notes.

The historical performance of the underlying asset or underlying constituents should not be taken as an indication of the future performance of such underlying asset or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying asset or underlying constituents will rise or fall. The closing levels and final level of the underlying asset will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the underlying asset and the market value(s) of the underlying asset or underlying constituents.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

The underlying asset or an underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Notes linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

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Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where the underlying asset or an underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR; (2) is substituted or replaced by another underlying asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency.

For any ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Therefore, holders of Notes based upon an ETF may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such ETF may be adversely affected and the value of the Notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Notes.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of the underlying asset or any underlying constituent that is quoted and traded in a non-U.S. currency.

The Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the underlying asset or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, the underlying asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the underlying asset or underlying constituent is denominated. The determination as to whether the Notes are subject to an automatic call and the amount we pay in respect of the Notes on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes”.

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The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its target index.

With respect to any ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Increased volatility of the ETF can create further dislocations between the market value and net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If the underlying asset is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If the underlying asset is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Notes is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If the underlying asset is an ADR, the trading price of such ADRs and the trading price of the Notes linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Notes is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If the underlying asset is an ADR, you should be aware that your Notes are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders

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of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Notes.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF ETFS WITH UNDERLYING COMMODITIES

In the case of Notes linked to an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of an ETF with underlying commodities and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to an ETF with underlying commodities, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an ETF with underlying commodities that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

In the case of Notes linked to an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of an ETF with underlying commodities and, therefore, the value of your Notes.

In the case of Notes linked to an ETF with underlying commodities, higher future prices of commodities included in the ETF relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to an ETF with underlying commodities that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the underlying commodities included in any ETF and the markets for those underlying commodities during the term of your Notes. To the extent the ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of the ETF with underlying commodities to which your Notes are linked and, accordingly, decrease the payment you receive at maturity of the Notes are not subject to an automatic call.

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HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying asset or any underlying constituent, or other derivative products based on the underlying asset or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of the underlying asset or any underlying constituent and, therefore, the probability of the occurrence of an automatic call and the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying asset or any underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying asset or any underlying constituent and, therefore, the probability of the occurrence of an automatic call and the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying asset or any underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers, and in accounts under their management. These trading activities, if they influence the level of such underlying asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the underlying asset issuer or any underlying constituent issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the level of the underlying asset or any underlying constituent, as applicable, and, therefore, the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the level of the underlying asset or underlying constituents or the market value of, and your return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into

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question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset and underlying constituents to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level is equal or greater than the initial level on any observation date and whether the final level is less than the conversion level and, accordingly, decide the payment, if any, on the applicable call settlement date or at maturity of the Notes. We may change the calculation agent after the settlement date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset has occurred or is continuing on any observation date or final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect whether the Notes are subject to an automatic call and the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute the underlying asset.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If the underlying asset is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Notes.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable supplement. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes could be affected materially and adversely. Please read carefully the sections entitled “What are the Tax Consequences of the Notes?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your own tax situation.

In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation was also proposed in Congress in 2007 that, if enacted, would have required accrual of income on certain prepaid forward contracts prior to maturity. It is not clear whether the notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

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Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of (including possible alternative treatments and the issues presented by Notice 2008-2) an investment in the Notes (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

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General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes. The applicable supplement may use different defined terms than those used herein to describe the Notes.

Denomination

Unless otherwise specified in the applicable supplement, each offering of the Notes have a principal amount of $1,000 per Note and a minimum investment of one Note.

Automatic Call Feature

UBS will automatically call the Notes (an “automatic call”) if the closing level of the underlying asset on any observation date prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, UBS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the coupon otherwise due. Following an automatic call, no further payments will be made on the Notes.

Coupon Feature

UBS will pay you coupons during the term of the Notes, periodically in arrears on each coupon payment date, regardless of how the underlying asset performs. The coupon applicable to each coupon payment date will be a fixed amount based upon a rate per annum (the “coupon rate”) specified in the applicable supplement.

Each “coupon payment date” will be specified in the applicable supplement. If the Notes are not subject to an automatic call, the last coupon payment date will be the maturity date.

Payment at Maturity

Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any payments or deliveries owed to you under the Notes and you could lose some or all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Notes”.

At maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares), for each Note you hold, that will be based on whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the final level is equal to or greater than the conversion level, a cash payment equal to:

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Principal Amount.

➢	If the final level is less than the conversion level:
(i)	Share Delivery Amount, or
(ii)	Cash Equivalent.

As discussed above, UBS will also pay you the coupon otherwise due on the maturity date.

Investors may be fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the Notes are not subject to an automatic call and the final level is less than the conversion level, at maturity UBS will deliver to you the share delivery amount or pay you the cash equivalent, which are expected to be worth less than your principal amount and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes

Unless otherwise provided in the applicable supplement, the “principal amount” of each Note will be $1,000.

Unless otherwise provided in the applicable supplement, the “initial level” will be the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

Unless otherwise provided in the applicable supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

The “conversion level” will be a specified level of the underlying asset that will be less than the initial level specified in the applicable supplement. The conversion level will be based on a percentage of the initial level (as may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

The “share delivery amount” will be a number of shares of the underlying asset equal to the quotient of (i) the principal amount divided per Note by (ii) the conversion level of the underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

The “cash equivalent” is a cash amount, in U.S. dollars, equal to the product of the share delivery amount and the final level.

The applicable supplement will specify the trade date, the settlement date, the observation dates, the coupon payment dates, the call settlement dates, the final valuation date and the maturity date, as well as the respective terms of each offering of the Notes, including the underlying asset.

The calculation agent may adjust the terms of the Notes for the underlying asset in the case of antidilution and reorganization events described below under “— Antidilution Adjustments” and “— Reorganization Events”.

Observation Dates

The observation dates for your Notes will be the dates set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying asset on any such day. In that event, the observation date for the underlying asset will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an

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observation date for the Notes be postponed by more than eight trading days. In addition, the postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the applicable supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable supplement. If not subject to an automatic call, the Notes will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying asset, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for the underlying asset if a market disruption event occurs or is continuing with respect to such underlying asset on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Final Valuation Date

The final valuation date for your Notes will be the date specified in the applicable supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying asset. In that event, the final valuation date for the disrupted underlying asset will be the first following trading day on which the closing level of such underlying asset is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset. In no event, however, will the final valuation date—and, therefore, the maturity date—for the Notes be postponed by more than eight trading days with respect to any underlying asset.

A postponement of the final valuation date for a particular offering of the Notes will not affect the final valuation date for any other offering of the Notes.

If the final valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Unless otherwise specified in the applicable supplement, the “closing level” of the underlying asset on any trading day means:

➢	if the underlying asset (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying asset (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying asset (or such other security) is listed or admitted to trading; or
➢	if, following certain reorganization events affecting the underlying asset or following delisting or suspension of trading in the underlying asset, the underlying asset is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events”); or
➢	if the underlying asset (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

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➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying asset (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level on any observation date and the final level on the final valuation date based upon the closing level of the underlying asset, and whether the closing level or final level of the underlying asset is less than the initial level or conversion level on any observation date or the final valuation date, as applicable, specified in the applicable supplement for each offering of the Notes. If the calculation agent determines that, on any observation date or the final valuation date, a market disruption event has occurred or is continuing with respect to the underlying asset, the affected date for that offering of the Notes may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the closing level or final level by reference to the closing level for the disrupted underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset. If, however, the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level on such day. In such an event, the calculation agent will, in good faith, estimate the closing level or final level for the underlying asset that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone an observation date or the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level of the underlying asset on such date.

The calculation agent may also postpone the determination of the initial level of the underlying asset on the trade date specified in the applicable supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to the underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Notes remains the same.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Any of the following will be a market disruption event with respect to a particular underlying asset related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying asset in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or, with respect to an ETF, to the target index of such ETF;
➢	if the underlying asset is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying asset generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or, with respect to an ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

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will constitute a market disruption event relating to such underlying asset.

For this purpose, for any offering of the Notes, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying asset:

➢	a limitation on the hours or numbers of days of trading in the underlying asset or options on that underlying asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying asset or, if the underlying asset is an ETF, to the target index or underlying constituents of the ETF.

Antidilution Adjustments

For any offering of the Notes, the initial level, share delivery amount, conversion level, and/or final level, as applicable, or any other term of the Notes are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to the underlying asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, share delivery amount, conversion level and/or final level, as applicable, of the affected underlying asset or any other term of the Notes, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share delivery amount will be doubled and the initial level and conversion level will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying asset, if applicable, in the event of a consolidation or merger of the underlying asset issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, share delivery amount, conversion level and/or final level for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, conversion level, share delivery amount and/or final level of the underlying asset. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplement for your Notes, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as the underlying asset, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an

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extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as the underlying asset, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the underlying asset), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying asset or a free distribution or dividend of shares of the underlying asset to existing holders of the underlying asset by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying asset of:
➢	additional shares of the underlying asset as described under “— Stock Dividends or Distributions” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the underlying asset issuer equally or proportionately with such payments to holders of the underlying asset, as applicable, or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the underlying asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying asset, as applicable, or other assets;
➢	a repurchase by the underlying asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the underlying asset issuer with another company or merger of the underlying asset issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying asset.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

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If the underlying asset is subject to a stock split or a reverse stock split, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and conversion level will each be adjusted by dividing the prior initial level and the prior conversion level by, the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying asset is subject to a stock dividend payable in shares of such underlying asset, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and conversion level will each be adjusted by dividing the prior initial level and the prior conversion level by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of the underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of such underlying asset.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to the underlying asset, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to the underlying asset as described under “— Transferable Rights and Warrants” below;
➢	if the underlying asset is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events”; and
➢	extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to the underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying asset by an amount equal to at least 10% of the closing level of the underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying asset and is payable in cash, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and conversion level will each be adjusted by dividing the prior initial level and prior conversion level by, the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying asset equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying asset; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying asset that is both an extraordinary dividend and payable in the underlying asset, or an issuance of rights or warrants with respect to the underlying asset that is also an extraordinary dividend, will result in adjustments to the initial level, share delivery amount and conversion level, or any other term of the Notes as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

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Transferable Rights and Warrants

If the underlying asset issuer issues transferable rights or warrants to all holders of such underlying asset to subscribe for or purchase such underlying asset at an exercise price per share that is less than the closing level of such underlying asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset, or any other terms of the Notes as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying asset is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying asset issuer;
(b)	the underlying asset issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;
(c)	any statutory share exchange involving outstanding shares of the underlying asset issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;
(d)	the underlying asset issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)	the underlying asset issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying asset, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);
(f)	the underlying asset issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying asset issuer or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to the underlying asset occurs, then the determination of the closing level or final level, as applicable, will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying asset prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the underlying asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the underlying asset that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the underlying asset and the calculation agent adjusts such underlying asset to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the adjusted underlying asset for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the underlying asset were outstanding and were affected by the same kinds of events. If

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a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying asset.

For example, if the underlying asset issuer merges into another company and each share of the underlying asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying asset for each Note in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying asset for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying asset issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying asset for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due on the Notes, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the underlying asset as described above. Consequently, in this product supplement, references to the underlying asset mean any distribution property that is distributed in a reorganization event and comprises the adjusted underlying asset for the particular offering of the Notes. Similarly, references to the underlying asset issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the relevant date of determination, the closing level of such non-U.S. securities as of such date will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to the underlying asset and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying asset issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in the Underlying Asset” below) to replace such underlying asset that is affected by any such share-for-cash event or issuer merger event (the “original underlying asset”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed on the Notes by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying asset exists, then the calculation agent will deem the closing level of the original underlying asset on the trading day immediately prior to the announcement date of the share-for-cash event

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or issuer merger event, as applicable, to be the closing level of the underlying asset on each remaining trading day (including on each observation date) to, and including, the final valuation date.

If an ADR is serving as the underlying asset and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If the distribution property comprising the adjusted underlying asset includes securities issued by one or more non-U.S. companies (aside from ADRs) or any other consideration other than equity securities saleable on a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent, unless otherwise specified in the applicable supplement, to the extent that the share delivery amount is otherwise determined at maturity, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

Delisting or Suspension of Trading in the Underlying Asset

If the underlying asset is delisted or trading of the underlying asset is suspended on the primary exchange for such underlying asset, and such underlying asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying asset will continue to be deemed the underlying asset.

If the underlying asset is delisted or trading of such underlying asset is suspended on the primary exchange for such underlying asset, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the underlying asset issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the underlying asset issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the underlying asset issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case as the underlying asset issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the underlying asset is delisted or trading of the underlying asset is suspended and the calculation agent determines that no substitute security comparable to the underlying asset exists, then the calculation agent will deem the closing level of the underlying asset on the trading day immediately prior to its delisting or suspension to be the closing level of the underlying asset on each remaining trading day to, and including, the final valuation date.

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Delisting of ADRs or Termination of ADR Facility

If an ADR serving as the underlying asset is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying asset, and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed on the Notes by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying asset represents more than or less than one share of such underlying asset, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the closing level on any observation date and the final level on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events”, unless otherwise specified in the applicable supplement. If an ADR serving as the underlying asset is replaced with the non-U.S. stock to the extent any share delivery amount is owed, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying asset (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying asset.

If an ETF serving as the underlying asset is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed on the Notes by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Notes and thereafter will determine any amounts owed on the Notes by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying constituents of an ETF serving as the underlying asset is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly

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represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying asset by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of Notes constituted by that Note. Although the terms of the Notes may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B including the Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of your Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

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Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Notes upon an auto call, on a coupon payment date or at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Regular Record Dates for Interest

Unless otherwise specified in the applicable supplement, the regular record date relating to a coupon payment date for the Notes will be the business day prior to the coupon payment date.

Trading Day

A “trading day” for an underlying asset is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying asset is listed or admitted for trading. With respect to an underlying asset issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The settlement date, coupon payment dates, call settlement dates and maturity date for your Notes will be the dates specified in the applicable supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the settlement date of your Notes without notice. The calculation agent will make all determinations regarding the amount

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payable in respect of your Notes, market disruption events, antidilution and reorganization adjustments, business days, trading days, observation dates, the default amount, the underlying return, the closing level, the initial level, the share delivery amount, the conversion level, the final level and all other determinations with respect to the Notes, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

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Use of Proceeds and Hedging

The net proceeds from the offering of the Notes will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases and sales of the underlying asset and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying asset and/or the underlying constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset or underlying constituents; or
➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date for your Notes. That step may involve sales or purchases of the instruments described above. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See the section of this product supplement entitled “Risk Factors” for a discussion of these adverse effects.

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Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Notes are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion does not address the U.S. federal income tax consequences of owning or disposing of the underlying asset you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying asset.

This discussion applies to you only if you acquire your Notes upon initial issuance (and at their issue price) and hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a financial institution or a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,
➢	a person that owns Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes or the underlying asset, or
➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions. You should also consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the underlying asset, should you receive shares at maturity.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year,

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one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

In addition, we will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer, would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange, automatic call, redemption or maturity of a Note or upon receipt and ownership of the underlying asset. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Note are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Notes described below and as to the application of state, local or other tax laws to your investment in your Notes.

Tax Treatment of Notes

Unless otherwise specified in the applicable supplements, we expect our counsel, Cadwalader, Wickersham & Taft LLP, to opine that it would be reasonable to treat your Notes as an investment unit consisting of (i) a non-contingent payment debt instrument issued by us to you (the “Debt Portion”) and (ii) a Put Option contract (the “Put Option”) in respect of the underlying asset, which you entered into with us on the trade date as part of your initial investment in the Notes. The terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Notes will be so treated.

Tax Consequences to U.S. Holders

Tax Treatment of Coupon Payments. If your Notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, the Debt Portion of your Notes would likely be treated as having been issued for the principal amount of the Notes and coupons on the Notes would likely be treated in part as payments of interest with respect to the Debt Portion and in part as premium payments for the Put Option. The applicable supplement for each issuance of Notes will specify the portion of each coupon that will be allocated to interest on the Debt Portion and to premium on the Put Option. The terms of your Notes require you and us to treat the coupon payments in a manner consistent with this treatment, as set forth in the applicable supplements.

If the Notes have a term greater than one year, amounts treated as interest on the Debt Portion would be includible in income by you in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. If the Notes have a term of one year or less, amounts treated as interest on the Debt Portion are likely to be subject to the general rules governing interest payments on short-term notes and therefore would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently are likely to be required to include interest into income upon receipt of such interest. Amounts treated as premium payments for the Put Option are likely to be initially deferred from inclusion in income and would either be included in income by you as short-term capital gain upon the maturity of your Notes or would reduce the basis of any underlying asset you receive (or are deemed to receive if the cash equivalent is paid) upon the maturity of your Notes. Except as otherwise noted, the discussion below assumes that the payments for the Put Option component will be so treated.

A cash payment of the full principal amount of your Notes upon the maturity of your Notes is likely to be treated as (i) payment in full of the principal amount of the Debt Portion, which does not result in the recognition of gain or loss if

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you are an initial purchaser of your Notes and (ii) the lapse of the Put Option which results in your recognition of short-term capital gain in an amount equal to the total amount paid to you for the Put Option and previously deferred as described above.

Tax Treatment of Notes on Maturity. The final coupon payment on maturity would be taxable as described above under “Tax Treatment of Coupon Payments”. A payment in shares of the underlying asset upon the maturity of your Notes is likely to be treated as (i) payment in full of the principal amount of the Debt Portion, which does not result in the recognition of gain or loss if you are an initial purchaser of your Notes and (ii) the deemed exercise by us of the Put Option at maturity with your purchase of underlying asset for an amount equal to the principal amount of your Notes. Your U.S. federal income tax basis in underlying asset you receive would equal the principal amount of your Notes less the total amount of payments you received for the Put Option and previously deferred as described above. Your holding period in the underlying asset you receive would begin on the day after you beneficially receive such equity. If you receive the cash in lieu of a fractional share of underlying asset, you would generally recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in the shares of the underlying asset or the fractional share as the case may be.

If you receive the cash equivalent at maturity (plus the final coupon payment, which will be treated as described above), you will be deemed to have cash-settled your obligation under the Put Option with a portion of the proceeds of the Debt Portion and you generally would recognize short-term capital gain or loss equal to (i) the amount of the cash received (other than the final coupon payment) on the Debt Portion less (ii) (x) the amount of the Debt Portion less (y) the aggregate premium payments received for the Put Option. The deductibility of capital losses is subject to limitations.

Upon the exercise or cash settlement of a Put Option, a cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid interest on the Debt Portion.

Sale or Exchange of a Note. Upon a sale or exchange of your Notes you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the relative fair market values thereof on the date of the sale or exchange. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your Notes if you are an initial purchaser of your Notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be capital gain or loss, which would be long-term if you held your Notes for more than one year. The amount of cash that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain or loss with respect to the Put Option. If the value of the Debt Portion on the date of the sale of your Notes is in excess of the amount you receive upon such sale, you are likely to be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you are likely to recognize short-term capital gain or loss in an amount equal to the difference between the aggregate premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Notes described above. If the IRS were successful in asserting an alternative treatment of the Notes, the timing and character of income on your Notes could differ materially from our description herein.

Contingent Payment Debt Instrument. If the Notes have a term of more than one year, it is possible that the Notes could be treated as a single debt instrument subject to the special U.S. Treasury Regulations governing contingent payment debt instruments. If the Notes are so treated, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your Notes and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent payment debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to the Notes and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your Notes in part as taxable interest income (to the extent of the comparable yield) and thereafter as a

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tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your Notes. Further, any gain realized on the sale, exchange, automatic call or redemption of a Note would be ordinary income and any loss would be ordinary to the extent of any interest with respect to the Notes that you included as income in the current year or preceding years, and thereafter would be capital loss.

Contingent Short-Term Debt Instrument. If your Notes have a term of one year or less, it is possible that your Note could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument, and therefore, if your Notes were characterized as a single contingent short-term debt instrument, the U.S. federal income tax treatment of your Notes would not be entirely clear.

Other Alternative Treatments. Because there is no specific authority that addresses the U.S. federal income tax treatment of your Notes, it is possible that your Notes could be treated in a manner that differs from that described above. For example, it is possible that you may be required to include the entire coupon into income when it is received. It is also possible that your Notes may be characterized in whole or in part as a notional principal contract.

Notice 2008-2

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with Respect to Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, automatic call, redemption or maturity of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

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Non-U.S. Holders

Subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8.

In general, gain realized on the sale, exchange, automatic call, redemption or maturity of the Notes by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or
➢	the non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange, automatic call or settlement and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, automatic call, redemption or maturity of the Notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any underlying asset that you may receive in connection with your investment in the Notes. Such consequences may be adverse to you. For example, you may be subject to U.S. withholding tax on dividends received on any U.S. underlying asset received at maturity. You should consult your own tax advisors concerning the application of U.S. federal income tax laws (or the laws of any other taxing jurisdiction) to your beneficial ownership of any underlying asset received at maturity and carefully review information provided by the underlying asset issuer concerning the potential tax consequences relating to the underlying asset.

Section 897. We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If any underlying equity issuer or underlying constituent issuer and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, redemption or other taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or underlying constituent issuer as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

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Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a non-U.S. entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences (including possible alternative treatments and the issues presented by Notice 2008-2) of an investment in the Notes (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

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Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding, and, if applicable, subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

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Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

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